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                                                    Registration No: 333-______

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                      THE SECURITIES EXCHANGE ACT OF 1933

                         Garden Fresh Restaurant Corp.
            (Exact name of registrant as specified in its charter)

                Delaware                               33-0028786
 (State or other jurisdiction              (I.R.S. employer identification no.)
	of incorporation or organization)

                          17180 Bernardo Center Drive
                          San Diego, California 92128
             (Address of principal executive offices)  (Zip code)

                         Garden Fresh Restaurant Corp.
                      1999 Nonstatutory Stock Option Plan
                           (Full title of the plan)

                                David W. Qualls
               Executive Vice President-Finance and Real Estate,
                     Chief Financial Officer and Secretary
                         Garden Fresh Restaurant Corp.
                          17180 Bernardo Center Drive
                          San Diego, California 92128
                    (Name and address of agent for service)

   Telephone number, including area code, of agent for service:  (858) 675-1600

  This registration statement, including all exhibits, shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Exchange
                           Act of 1933, as amended.

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                        CALCULATION OF REGISTRATION FEE

                                    Proposed         Proposed
Title of                            Maximum          Maximum
Securities              Amount      Offering         Aggregate     Amount of
to be                   to be       Price            Offering      Registration
Registered (1)          Registered  per Share(2)     Price(2)      Fee
-----------------       ----------  ------------     ----------    ------------
1999 NONSTATUTORY        400,000    $ 8.25           $3,300,000    $8,712.00
STOCK OPTION PLAN
Common Stock,
Par Value $0.01


TOTAL                    400,000    $ 8.25           $3,300,000    $8,712.00

_______________________________

(1) The securities to be registered includes options to acquire such Common
    Stock.

(2) The offering price is estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on October 16, 2000 as reported on the National Association of Securities Dealers Automated Quotations System.

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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission by Garden Fresh Restaurant Corporation (the "Company") are hereby incorporated by reference in this registration statement:

     a) The Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on December 29, 1999 (SEC File No. 000-25886), as amended on January 20, 2000 (SEC File No. 000-25886), filed pursuant to Rule 424(b) under the Securities Act of 1993, as amended (the "Securities Act"), containing audited financial statements for the Company's fiscal year ended September 30.

     b) The Company's Quarterly Report on Form 10-Q, filed on February 14, 2000 (SEC File No. 000-25886), for the period ended December 31, 1999.

     c) The Company's Quarterly Report on Form 10-Q, filed on May 12, 2000 (SEC File No. 000-25886), as amended, filed on May 15, 2000 (SEC File No. 000-25886), for the period ended March 31, 2000.

     d) The Company's Quarterly Report on Form 10-Q, filed on August 14, 2000 (SEC File No. 000-25886), for the period ended June 30, 2000.

     e) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

     f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on April 19, 1995 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to by incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     The class of securities to be offered is registered under section 12 of the Securities Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

     The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the Sate of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8.  EXHIBITS

     See Exhibit Index.

ITEM 9.  UNDERTAKINGS

     (A) RULE 415 OFFERING

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

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             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Exchange Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) FILING INCORPORATING SUBSEQUENT EXCHANGE DOCUMENTS BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable , each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) REQUEST FOR ACCELLERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURE

     Pursuant to the requirements of the Exchange Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 23, 2000.

                                   GARDEN FRESH RESTAURANT CORP.


                                   By: /s/ David W. Qualls
                                       -------------------
                                       David W. Qualls,
                                       Executive Vice President-Finance and
                                       Real Estate, Chief Financial Officer and
                                       Secretary

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                               POWER OF ATTORNEY

     The officers and directors of Garden Fresh Restaurant Corp. whose signatures appear below, hereby constitute and appoint Michael P. Mack and David W. Qualls, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, her or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2000.


SIGNATURE                  TITLE
-----------------------------------------------------------------------------

/s/ Michael P. Mack
------------------------
Michael P. Mack            Chairman of the Board, President, Chief Executive
                           Officer and Director (Principal Executive Officer)

/s/ David W. Qualls
------------------------
David W. Qualls            Executive Vice President-Finance and Real Estate,
                           Chief Financial Officer and Secretary (Principal
                           Financial and Accounting Officer)

/s/ Edgar F. Berner
------------------------
Edgar F. Berner            Director

/s/ Robert A. Gunst
------------------------
Robert A. Gunst            Director

/s/ Michael M. Minchin, Jr.
------------------------
Michael M. Minchin, Jr.    Director

/s/ John M. Robbins, Jr.
------------------------
John M. Robbins, Jr.       Director

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                                 EXHIBIT INDEX

4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 33-95368) filed with the Securities and Exchange Commission on June 16, 1995.

4.2 Bylaws of the Company are incorporated by reference to Exhibit 3.4 and 3.4A to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 17, 1995 (File No. 33-90404)

5     Opinion regarding Legality

23.1  Consent of Counsel (included in Exhibit 5)

23.2  Consent of Independent Accountants

24 Power of Attorney (included in signature pages to this registration statement)

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                                   EXHIBIT 5

GRAY CARY WARE & FREIDENRICH LLP
4365 EXECUTIVE DRIVE, SUITE 1600
SAN DIEGO, CA 92121
TEL (858) 677-1400
FAX (858) 677-1477

                               October 18, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     As legal counsel for Garden Fresh Restaurant Corp., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 400,000 shares of the Common Stock, $0.01 par value, of the Company which may be issued pursuant to the exercise of options granted under the Garden Fresh Restaurant Corp. 1999 Nonstatutory Stock Option Plan (the "Plan").

     We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Delaware and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

     Based on such examination, we are of the opinion that the 400,000 shares of Common Stock which may be issued upon exercise of options granted under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

                            Respectfully submitted,

                            GRAY CARY WARE & FREIDENRICH LLP


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                                 EXHIBIT 23.2a

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use of our report incorporated by reference herein.

                                   KPMG LLP
San Diego, California
October 23, 2000

                                 EXHIBIT 23.2b

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 9, 1998 relating to the financial statements, which appears in Garden Fresh Restaurant Corp.'s Annual Report on Form 10-K for the year ended September 30, 1998.

PricewaterhouseCoopers LLP

San Diego, California
October 20, 2000